SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 2054

                            Form 8 - k

                          CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange
     Act of 1934

     Date of Report (Date of earliest event reported) November
     15, 1996,

                      Cash Can Incorporated
      (Exact name of registrant n specified in its charter)


Delaware                   0-19851             75-2371682
State or other           (Commission         (IRS Employer
jurisdiction             File Number)        Identification No.)
of incorporation)


      2321 Noriega Street, San Francisco, California, 94122
        (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (415) 564-4770

                      Cash Can incorporated
                             Form 8K

Item 1.   Changes in Control of Registrant - Non applicable

Item 2. Acquisition or Disposition of assets In an Agreement dated the 7th day of November, 1996, Cash Can Incorporated exchanged 4 million shares of common stock in exchange for 400,000 shares co common stock in Geo Recycling, Inc. The effective dated of this exchange is the 15th day of November, 1996, and reflects the fair market value of the common shares of Cash Can Incorporated exchanged on the effective date of the Agreement.

GEO Recycling Inc, of Nevada was formed to purchase units from Cash Can Incorporated and expand its National operations

Item 3.   Bankruptcy of Receivership - Not applicable

Item 4. Changes in Registrant's Certifying Amount - Not applicable.

Item 5.   Other events - not applicable

Item 6. Resignations of Registrants's Directors - not applicable.

Item 7.   Financial Statement and Exhibits form 10K-SB filed in
June 96 for fiscal year ending Dec. 31, 1995.

Item 8.   Change in Fiscal Year - not applicable.

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.



Cash Can Incorporated

/s/Arthur E. Juhl/

Arthur E. Juhl, President, C.E.O.

November. 15, 1996
Date